EXHIBIT 2.4 TO FORM 8-K

                                PLEDGE AGREEMENT

         This Pledge Agreement (the "Pledge Agreement") dated as of the 30th day of December, 1998, is made by and between Consumer Investment Corporation, an Arizona corporation, and Lenders Liquidation Centers, Inc., an Arizona
corporation (collectively, the "Debtor") and AutoPrime, Inc., a Delaware corporation (the "Secured Party").

                                    RECITALS:

         A. Debtor is a co-Maker of the following promissory notes (the "Promissory Notes"):

               1. That certain Promissory Note effective October 31, 1997, in the principal amount of $100,000, wherein the Makers are AutoCorp Equities, Inc., Lenders Liquidation Centers, Inc. and Consumer Investment Corporation, and the Payee is AutoPrime, Inc.

               2. That certain Promissory Note effective October 31, 1997, in the principal amount of $450,000, wherein the Makers are AutoCorp Equities, Inc., Lenders Liquidation Centers, Inc. and Consumer Investment Corporation, and the Payee is AutoPrime, Inc.

               3. That certain Promissory Note effective October 31, 1997, in the principal amount of $3,000,000, wherein the Makers are AutoCorp Equities, Inc., Lenders Liquidation Centers, Inc. and Consumer Investment Corporation, and the Payee is AutoPrime, Inc.

          B. Debtor has various other debts and obligations (the "Other Debts and Obligations") to Secured Party.

          C. Debtor, Secured Party and others have this day entered into a transaction detailed in a certain Master Agreement ("Master Agreement") of even date (the "Transaction") pursuant to which Debtor has become the registered owner of, and possessor of certificates evidencing, the following securities ( collectively the "Securities"):

               1.   3,500,000  shares  of  Series A  Non-Cumulative  Convertible
                    Preferred  Stock  of  AutoCorp  Equities,   Inc.,  a  Nevada
                    corporation; and



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               2.   1,425,887  shares of Beneficial  Interest  issued by Charles
                    Norman,  Trustee   under  Exchange  Trust  Agreement   dated
                    December  30, 1998,   (the "Exchange Trust Agreement")   for
                    Exchange Trust of AutoCorp Equities, Inc.


          D. As a condition to entering into the transactions, the Secured Party requires that Debtor pledge to Secured Party and grant a security interest to Secured Party in the certificates evidencing the Securities, to secure the payment and performance of Debtor's obligations contained in the Promissory Notes and the Other Debts and Obligations.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged and confessed, the parties hereto agree as follows:

          1. The Debtor hereby pledges to and grants to the Secured Party a security interest in and to any and all present or future rights of the Debtor in and to all of the following rights, interests, and property (all of the following being in this Pledge Agreement sometimes called "Collateral"): (a) the Securities, and any and all substitutes, replacements, accessions, attachments, increases, revisions, or additions thereto; and (b) any and all proceeds arising from or by virtue of the sale or other disposition of, or from the collection of, the Collateral described in (a) preceding.

          2. This Pledge Agreement is being executed and delivered to secure the security interest herein granted (the "Security Interest"), which shall secure
(a) the payment and performance by Debtor of the Promissory Notes and the Other Debts and Obligations, and (b) the payment or performance of any and all indebtedness, liabilities and obligations of the Debtor to the Secured Party at any time arising under the terms of the Promissory Notes, the Other Debts and Obligations, this Pledge Agreement, and any other agreement securing or executed in connection with the foregoing (all of such debts, indebtedness, liabilities and duties) referred to in (a) and (b) of this paragraph are hereinafter collectively referred to as the "Obligation."

          3. The Collateral and the Security Interest shall only be released upon full and complete discharge and satisfaction of the Obligation.

          4. Debtor represents and warrants to Secured Party that: (a) Debtor owns the Collateral and has the authority to grant this Security Interest; (b) the Security Interest is a first, prior, and exclusive security interest in and to all of the Collateral; (c) no other person or entity is an owner of the Collateral; (d) no other presently effective financing statement covering the Collateral, or any part thereof, has been filed except in favor of Secured Party; (e) no dispute, right of set-off, counterclaim, or defense exists with respect to any part of the Collateral; and (f) the representations and warranties made by Debtor in the Master Agreement are incorporated herein by reference as though set forth herein verbatim, and such representations and warranties are true and correct.



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          5. The Collateral has been (and any other such instruments at any time constituting part of the Collateral will be) delivered to Secured Party, endorsed in bearer form, to be held by Secured Party in accordance with the terms and provisions hereof. The delivery at any time by any Debtor to Secured Party of any additional Collateral to be covered by this Pledge Agreement shall constitute a representation and warranty by Debtor of the matters set forth in Paragraph 4 hereof, as of that time with respect to the additional Collateral.

          6. Debtor will defend the Collateral against all claims and demands adverse to Secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one.

          7. Debtor will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending, and enforcing this Security Interest or the Collateral and in enforcing its rights under this Pledge Agreement, and the Voting Trust Agreement. Expenses for which Debtor is liable include, but are not limited to, taxes, assessments, and other expenses enumerated in Paragraph 13 of this Pledge Agreement. These expenses will bear interest from the dates of payments at the rate of ten percent (10 %) per annum and Debtor will pay Secured Party such expenses and interest on demand at the Secured Party's address for notice, determined in accordance with Paragraph 20 of this Pledge Agreement. These expenses and interest will become part of the Obligation and shall be secured by this Pledge Agreement.

          8. Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this Security Interest or to comply with any relevant law.

          9. Debtor will immediately notify Secured Party of any material change in the Collateral; change in Debtor's name, address, or location; change in any matter warranted or represented in this Pledge Agreement; any change that may affect this Security Interest; and any Default.

          10. Debtor will not sell, transfer, or encumber any of the Collateral without the prior written consent of Secured Party.

          11.a Secured Party may exercise the following rights and remedies either before or after default: (a) take control of any proceeds of the Collateral; (b) take control of any funds generated by the Collateral; and (c) demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party's or Debtor's name, as Secured Party desires.

          11.b In addition to the rights and remedies set forth in the foregoing sub-paragraph 11.a, at any time, with or without notice to Debtor, Secured Party, may at its sole option release any part or all of the Collateral from the Security Interest, take any part or all of such collateral in its name and for its sole benefit, and apply such collateral, on the basis of $1.00 per share for each share so taken, to any outstanding Obligtion(s) of any kind, whether or not the same may be due.




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          12. Debtor shall pay, prior to delinquency,  all taxes, charges, liens and assessments against the Collateral, and upon Debtor's failure to do so, Secured Party at its option may pay any of these and shall be sole judge of the legality or validity of these obligations and the amount necessary to discharge them.

          13. If Debtor fails to perform any part of the Obligation including, without limitation, Debtor's Obligations under this Pledge Agreement, Secured Party may, in its sole discretion, but shall not be obligated to, perform such part of the Obligation for Debtor and be reimbursed by Debtor on demand at the Secured Party's address for notice, determined in accordance with Paragraph 20 of this Pledge Agreement, for any sums so paid, including attorney's fees, court costs, other legal expenses, agent's fees and commissions, plus interest on those sums from the dates of payment at the rate of ten percent (10 %) per annum. The sum to be reimbursed shall become part of the Obligation and shall be secured by this Pledge Agreement.

          14. As used herein, the term "Default" means (a) Debtor fails to pay or perform in a timely manner any portion of the Obligation; (b) any material warranty, representation or statement made or furnished to the Secured Party by or in behalf of the Debtor proves to be false or untrue; (c) the sale, loss, theft, destruction, encumbrance or transfer of any of the Collateral in violation hereof, or substantial damage to any of the Collateral; (d) the death of the Debtor; (e) a receiver is appointed for Debtor or any of the Collateral;
(f) the Collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of the following parties: Debtor; any partnership of which Debtor is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the Obligation; (g) the filing of any financing statement with regard to the Collateral, other than relating to the Security Interests; (h) the attachment to the Collateral of any lien or security interest other than the Security
Interests; or (i) the breach of any of the terms, covenants, agreements, conditions, or provisions of any portion of the Obligation, which are incorporated herein by reference the same as if set forth herein verbatim, which terms, covenants, agreements, conditions, and provisions shall continue in full force and effect hereunder, until the Obligation is paid or performed in full.

          15. Upon the occurrence of a Default, in addition to any and all other rights and remedies which Secured Party may then have hereunder, under the Uniform Commercial Code of the State of Texas or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its option: (a) enter upon the premises where any of the Collateral not in the possession of Secured Party or its agent is located and take possession thereof and remove the same, with or without judicial process; (b) reduce its claim to judgement or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (c) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of Secured Party, on the premises of Debtor, or elsewhere, all or any part of the Collateral; Secured Party will give Debtor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified in this Pledge Agreement at least ten days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to Debtor; (d) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and (e) exercise any and all other rights, remedies, and privileges it may have under the Code, the Master Agreement, the Voting Trust Agreement, this Pledge Agreement, or any other documents executed in connection with the Transaction.



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          16. Any and all proceeds ever received by Secured Party from any sale, or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligation as contemplated by the Master Agreement, this Pledge Agreement, and the Voting Trust Agreement, and, if such proceeds are not sufficient to pay the Obligation in full, Debtor shall remain liable to Secured Party for the deficiency, as contemplated in the Master Agreement

          17. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other person entitled under the Code to notice. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for the purposes of this Paragraph.

          18. Because of the Securities Act of 1933, as amended, or other laws or regulations, there may be legal restrictions or limitations affecting the Secured Party in any attempts to dispose of certain portions of the Collateral in the enforcement of its rights and remedies hereunder. For these reasons, if, in the opinion of counsel to the Secured Party, Rule 144(k) promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933 is not available, the Secured Party is hereby authorized by Debtor, but not obligated, in the event of any Default hereunder giving rise to the Secured Party's rights to sell or otherwise dispose of the Collateral, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by the Secured Party at any such private sale or other disposition in the manner mentioned above. The Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as the Secured Party may deem required or appropriate in the event of a sale or disposition of any of the Collateral. Debtor clearly understands that the Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if the Collateral were registered and sold in the open market. Secured Party shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon a private sale of any stock constituting part of the Collateral, and such reliance shall be conclusive evidence that the Secured Party handled such matter in a commercially reasonable manner under the Code.

          19. Foreclosure of this Security Interest by suit does not limit Secured Party's remedies, including the right to sell the Collateral under the terms of this Pledge Agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this Pledge Agreement.

          20. If given to a party to this Pledge Agreement, any notice, demand, waiver or consent required or permitted under this Pledge Agreement shall be in writing and shall be given by personal delivery, courier, overnight service, facsimile transmission, prepaid telegram or prepaid registered or certified mail, with return receipt requested, addressed to the mailing address set forth at the beginning of this Pledge Agreement.

         The date of any such notice and of service thereof shall be deemed to be the day of its receipt by the party to whom it is addressed. Any party hereto may at any time and from time to time change its address for the receipt of notice pursuant to this Pledge Agreement by giving notice to the other parties hereto in the manner set forth herein for the giving of notice.

          21. This Pledge Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party, and their respective successors and assigns.

          22. Assignment of any part of the Obligation and delivery by Secured Party of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If Debtor is more than one, all their representations, warranties, and agreements are joint and several. Debtor's obligations under this Pledge Agreement shall bind Debtor's personal representatives, successors, and assigns.

          23. Neither delay in exercise nor partial exercise of any of Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party's waiver of any default does not waive further default. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

          24. No provisions of this Pledge Agreement shall be modified or limited except by written agreement.

          25. The unenforceability of any provision of this Pledge Agreement will not affect the enforceability or validity of any other provision.




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          26. This Pledge Agreement will be construed according to Texas laws.

          27. This Pledge Agreement is to be performed in the county of Secured Party's mailing address.

          28. If the Collateral is sold after default, recitals in the document of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this Pledge Agreement and by Chapter 9 of the Texas Business and Commerce Code will be presumed satisfied.

          29. When the context requires, singular nouns and pronouns include the plural, and pronouns in the masculine gender shall be construed as feminine or neuter as the occasion may require.

          30. This Security Interest shall neither affect nor be affected by any other security for any of the Obligation. Neither extensions of any of the Obligation nor releases of any of the Collateral will affect the priority or validity of this Security Interest with reference to any third person.

          31. Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to do any and every act that Debtor is obligated by this Pledge Agreement to do, and to exercise all rights of Debtor in the Collateral, and to execute any and all papers and instruments to do all other things necessary to preserve and protect the Collateral and to protect Secured Party's security interest in the Collateral. Debtor's appointment of Secured Party as Debtor's attorney-in-fact is coupled with an interest and will survive any disability of Debtor.


                              DEBTOR:
                              Consumers Investment Corporation

                              By:/s/      William O. Merritt
                                 --------------------------------
                              Name:       William O. Merritt
                              Title:      President


                              LENDERS LIQUIDATION CENTER, INC.

                              By:/s/      William O. Merritt
                                 ---------------------------------
                              Name:       William O. Merritt
                              Title:      President




                              SECURED PARTY:

                              AUTOPRIME, INC.

                              By:/s/      Robert A. Baker
                                 ----------------------------------------------
                                          Robert A. Baker
                                          President and Chief Executive Officer